UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010

TREX COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Other Events

On May 5, 2010, Trex Company, Inc. (“Trex”) held its annual meeting of shareholders at the Winchester Country Club, 1300 Senseny Road, Winchester, Virginia for the purposes of (1) electing three directors of Trex; (2) approving the material terms for payment of annual executive incentive compensation to permit the compensation paid pursuant to such material terms to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; and (3) ratifying the appointment of Ernst & Young LLP as Trex’s independent registered public accounting firm for the 2010 fiscal year.

1. Election of Directors. Each of the following directors were elected to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. The vote regarding such directors was as follows:

Directors	Common Share Votes For	Common Share Votes Withheld
William F. Andrews	9,507,171	838,943
Paul A Brunner	9,475,032	871,082
Richard E. Posey	9,809,786	536,328

2. Approval of material terms of annual executive incentive compensation. The material terms for payment of annual executive incentive compensation to permit the compensation paid pursuant to such material terms to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code was approved by the shareholders. The vote was as follows:

Number of Common Share Votes For	13,006,428
Number of Common Share Votes Against	330,116
Number of Common Share Votes Abstain	52,379

3. Ratification of Ernst & Young LLP. Ernst & Young LLP was ratified as the independent registered public accounting firm for OCC. The vote regarding the ratification was as follows:

Number of Common Share Votes For	12,878,739
Number of Common Share Votes Against	490,803
Number of Common Share Votes Abstain	19,381

No other matters were voted upon at the annual meeting of shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: May 11, 2010	/s/ James E. Cline
James E. Cline
Chief Financial Officer

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